UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

Eatware, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23/F, Westin Center, 26 Hung To Road
Kwun Tong, Kowloon, Hong Kong
 (Address of principal executive offices) (zip code)

011-86-21-59587756
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION.

On July 22, 2009, China Shoe Holdings, Inc., a Nevada corporation (the “Company”) filed a Certificate of Change and Certificate of Amendment to its Articles of Incorporation (the “Amended Certificate:”) to change the Company’s name to Eatware, Inc., as well as increase its authorized capital stock to 2,510,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $.001 per share, and 2,500,000,000 shares of common stock, par value $.001 per share.   In addition, the Amended Certificate further amends the Articles of Incorporation by effectuating a 1:70 reverse stock split of the shares of common stock issued and outstanding. The changes reflected by the Amended Certificate are effective as of July 20, 2009.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of China Shoe Holdings, Inc., filed on July 22, 2009.

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATWARE, INC.

Date: July 27, 2009	/s/ Man Shing Wu
Name: Man Shing Wu
Title: Chief Executive Officer